Exhibit 99.1

NOMINATION AND STANDSTILL AGREEMENT

This Nomination and Standstill Agreement (this “Agreement”) dated December 4, 2012, is by and among the persons and entities listed on Schedule A (collectively, the “ValueAct Group”, and individually a “member” of the ValueAct Group), Adobe Systems Incorporated (the “Company”) and Kelly J. Barlow, in his individual capacity and as a member of the ValueAct Group (the “ValueAct Designee”).

WHEREAS, the ValueAct Group currently beneficially owns 31,303,362 shares of the common stock, par value $0.0001 per share, of the Company (the “Common Stock”), which represented approximately 6.3% of the issued and outstanding shares of Common Stock as of December 4, 2012.

WHEREAS, the Nominating and Governance Committee of the Board (the “Nominating Committee”) and the Company’s Board of Directors (the “Board”) have considered the qualifications of Mr. Barlow and conducted such review as they have deemed appropriate, including as to reviewing materials provided by Mr. Barlow and the ValueAct Group.

WHEREAS, the Nominating Committee has recommended that the Board appoint Mr. Barlow to the Board and the Board has determined that it is in the best interests of the Company to do so on the terms set forth in this Agreement.

NOW, THEREFORE, In consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                      Board Nomination.

(a)                                 The Company agrees (i) to add the ValueAct Designee to the Board contemporaneously with the execution of this Agreement by increasing the size of the Board to thirteen (13) members and filling the vacancy thereby created with the ValueAct Designee and (ii) to appoint the ValueAct Designee to serve as a member of the Executive Compensation Committee of the Board and other Committees of the Board as agreed by the Board and the ValueAct Designee.

(b)                                 The Company agrees to include the ValueAct Designee in its slate of nominees for election as directors of the Company at the Company’s next annual meeting of stockholders.

(c)                                  As a condition to the ValueAct Designee’s appointment to the Board and any subsequent nomination for election as a director of the Company, the ValueAct Group, including the ValueAct Designee, agrees to provide to the Company information required to be or customarily disclosed for directors, candidates for directors, and their affiliates and representatives in a proxy statement or other filings under applicable law or stock exchange rules or listing standards, information in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal obligations, and such other information as reasonably requested by the Company from time to time with respect to the ValueAct Group and the ValueAct Designee.

(d)                                 The ValueAct Designee agrees that, at all times while serving as a member of the Board, he will (i) meet all director independence and other standards of the Company, The NASDAQ Stock Market (“NASDAQ”) and the Securities and Exchange Commission (“SEC”) and applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, including Rule 10A-3; and (ii) be qualified to serve as a director under the Delaware General Corporation Law (the “DGCL”); (clauses (i), and (ii), the “Conditions”). The ValueAct Designee will promptly advise the Nominating Committee if he ceases to satisfy any of the Conditions.

(e)                                  At all times while serving as a member of the Board, the ValueAct Designee shall comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to Board members, including the Company’s Code of Business Conduct, Insider Trading Policy, Stock Ownership Guidelines and Corporate Governance Guidelines, and (except as permitted by the Confidentiality Agreement (as defined below))

preserve the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board or Board committees to the extent not disclosed publicly by the Company.

(f)                                   So long as the ValueAct Group collectively beneficially owns, in the aggregate, at least 5.0% of the outstanding Common Stock, if, during the Covered Period, (i) a vacancy on the Board is created as a result of the ValueAct Designee’s death, resignation, disqualification or removal, including as a result of the ValueAct Designee’s resignation pursuant to Section 1(g) hereto, or (ii) the nomination of the ValueAct Designee at the Company’s 2013 annual meeting of stockholders is withdrawn for any reason, then the ValueAct Group and the Company (acting through the Board) shall work together in good faith to fill such vacancy or replace such nominee with an individual who (A) meets the conditions set forth in clauses (c)-(d) above, (B) meets the historical standards and criteria applied by the Company in nominating and appointing directors, and (C) is otherwise mutually acceptable (in each of their sole discretion) to the ValueAct Group and the Company, and thereafter such individual shall serve and/or be nominated as the “ValueAct Designee” under this Agreement.

(g)                                  The Company’s obligations hereunder (other than the requirement to work together in good faith pursuant to Section 1(f) above with respect to resignation of the ValueAct Designee as a result of clauses (ii), (iii) and (iv) below,) shall terminate immediately, and the ValueAct Designee shall promptly offer to resign from the Board (and, if requested by the Company, promptly deliver his written resignation to the Board (which shall provide for his immediate resignation) it being understood that it shall be in the Board’s sole discretion whether to accept or reject such resignation) if: (i) members of the ValueAct Group, collectively, cease to beneficially own at least 5.0% of the Company’s outstanding Common Stock; (ii) the ValueAct Designee ceases to satisfy the conditions set forth in clauses (c)-(e) above; (iii) a member of the ValueAct Group, including the ValueAct Designee, otherwise ceases to comply or breaches any of the terms of this Agreement or the Confidentiality Agreement; or (iv) the employment of the ValueAct Designee with the ValueAct Group is terminated for any reason. The ValueAct Group agrees to cause the ValueAct Designee to resign from the Board if the ValueAct Designee fails to resign if and when requested pursuant to this clause (g).

(h)                                 The percentage thresholds set forth in clauses (f) and (g) above shall not be deemed unsatisfied to the extent a failure to maintain the specified ownership thresholds is the result of share issuances or similar Company actions that increase the number of outstanding shares of Common Stock.

2.                                      Standstill.

(a)                                 Each member of the ValueAct Group agrees that, during the Covered Period, (unless specifically requested in writing by the Company, acting through a resolution of a majority of the Company’s directors not including the ValueAct Designee), it shall not, and shall cause each of its Affiliates or Associates (as such terms are defined in Rule 12b-2 promulgated by the SEC under the Exchange Act) (collectively and individually, the “ValueAct Affiliates,” provided that no portfolio company of the ValueAct Group shall be deemed a “ValueAct Affiliate” so long as such portfolio company (A) has not discussed the Company or its business with the ValueAct Group or the ValueAct Designee, (B) has not received from the ValueAct Group or the ValueAct Designee information concerning the Company or its business, and (C) is not acting at the request of, in coordination with or on behalf of the ValueAct Group or the ValueAct Designee), not to, directly or indirectly, in any manner, alone or in concert with others:

(i)                                     make, engage in, or in any way participate in, directly or indirectly, any “solicitation” of proxies (as such terms are used in the proxy rules of the SEC but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv) of the Exchange Act) or consents to vote, or seek to advise, encourage or influence any person with respect to the voting of any securities of the Company or any securities convertible or exchangeable into or exercisable for any such securities (collectively, “securities of the Company”) for the election of individuals to the Board or to approve stockholder proposals, or become a “participant” in any contested “solicitation” for the election of directors with respect to the Company (as such terms are defined or used under the Exchange Act) (other than a “solicitation” or acting as a “participant” in support of all of the nominees of the Board at any stockholder meeting) or make or be the proponent of any stockholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise);

(ii)                                  form, join, encourage, influence, advise or in any way participate in any Group (as such term is defined in Section 13(d)(3) of the Exchange Act) with any persons who are not ValueAct Affiliates with respect to any securities of the Company or otherwise in any manner agree, attempt, seek or propose to deposit any securities of the Company in any voting trust or similar arrangement, or subject any securities of the Company to any arrangement or agreement with respect to the voting thereof, except as expressly set forth in this Agreement;

(iii)                               acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate or other group (including any group of persons that would be treated as a single “person” under Section 13(d) of the Exchange Act), through swap or hedging transactions or otherwise, any securities of the Company or any rights decoupled from the underlying securities of the Company that would result in the ValueAct Group (together with the ValueAct Affiliates) owning, controlling or otherwise having any beneficial or other ownership interest in more than 12% in the aggregate of the shares of Common Stock outstanding at such time; provided, that, nothing herein will require Common Stock to be sold to the extent the ValueAct Group and the ValueAct Affiliates, collectively, exceed the ownership limit under this paragraph as the result of a share repurchase or similar Company actions that reduces the number of outstanding shares of Common Stock;

(iv)                              sell, offer or agree to sell directly or indirectly, through swap or hedging transactions or otherwise, the securities of the Company or any rights decoupled from the underlying securities of the Company held by the ValueAct Group or any ValueAct Affiliate to any person or entity not a (A) party to this Agreement, (B) member of the Board, (C) officer of the Company or (D) ValueAct Affiliate (any person or entity not set forth in clauses (A)-(D) shall be referred to as a “Third Party”), that would knowingly result in such Third Party, together with its affiliates and associates, owning, controlling or otherwise having any beneficial or other ownership interest in the aggregate of more than 9.9% of the shares of Common Stock outstanding at such time, except in a transaction approved by the Board;

(v)                                 effect or seek to effect, offer or propose to effect, cause or participate in, or in any way assist or facilitate any other person to effect or seek, offer or propose to effect or participate in, any tender or exchange offer, merger, consolidation, acquisition, scheme, arrangement, business combination, recapitalization, reorganization, sale or acquisition of material assets, liquidation, dissolution or other extraordinary transaction involving the Company or any of its subsidiaries or joint ventures or any of their respective securities (each, an “Extraordinary Transaction”), or make any public statement with respect to an Extraordinary Transaction; provided, however, that this clause shall not preclude the tender by the ValueAct Group or a ValueAct Affiliate of any securities of the Company into any tender or exchange offer or vote by the ValueAct Group or a ValueAct Affiliate of any securities of the Company with respect to any Extraordinary Transaction;

(vi)                              engage in any short sale or any purchase, sale or grant of any option, warrant, convertible security, stock appreciation right, or other similar right (including, without limitation, any put or call option or “swap” transaction) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from a decline in the market price or value of the securities of the Company;

(vii)                           (A) call or seek to call any meeting of stockholders, including by written consent, (B) seek representation, on or nominate any candidate to, the Board, except as set forth herein, (C) seek the removal of any member of the Board, (D) solicit consents from stockholders or otherwise act or seek to act by written consent, (E) conduct a referendum of stockholders, or (F) make a request for any stockholder list or other Company books and records, whether pursuant to Section 220 of the DGCL or otherwise;

(viii)                        take any action in support of or make any proposal or request that constitutes: (A) advising, controlling, changing or influencing the Board or management of the Company, including any plans or proposals to change the number or term of directors or to fill any vacancies on the Board; (B) any material change in the capitalization, stock repurchase programs and practices or dividend policy of the Company; (C) any other material change in the Company’s management, business or corporate structure; (D) seeking to have the Company waive or make amendments or modifications to the Company’s Certificate of Incorporation or Bylaws, or other actions that may impede or facilitate the acquisition of control of the Company by any person; (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange; or (F) causing a class of securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

(ix)                              disparage or cause to be disparaged the Company or Affiliates thereof, any of its current or former officers, or directors;

(x)                                 make any public disclosure, announcement or statement regarding any intent, purpose, plan or proposal with respect to the Board, the Company, its management, policies or affairs, any of its securities or assets or this Agreement that is inconsistent with the provisions of this Agreement;

(xi)                              enter into any discussions negotiations, agreements, or understandings with any Third Party with respect to any of the foregoing, or advise, assist, knowingly encourage or seek to persuade any Third Party to take any action or make any statement with respect to any of the foregoing, or otherwise take or cause any action or make any statement inconsistent with any of the foregoing; or

(xii)                           request, directly or indirectly, any amendment or waiver of the foregoing.

The foregoing provisions of this Section 2(a) shall not be deemed to prohibit the ValueAct Group or its directors, officers, partners, employees, members or agents (acting in such capacity) (“Representatives”) from communicating privately with the Company’s directors, officers or advisors so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications.

(b)                                 Each member of the ValueAct Group shall cause all shares of Common Stock beneficially owned, directly or indirectly, by it, or by any ValueAct Affiliate, to be present for quorum purposes and to be voted, at the Company’s annual and special stockholder meetings and at any adjournments or postponements thereof, and further agrees that at the 2013 annual stockholder meeting they shall vote in favor of (i) all directors nominated by the Board for election at such meeting (including the ValueAct Designee as applicable) and (ii) in accordance with the Board’s recommendation with respect to any proposals that may be the subject of stockholder action at such meeting; provided, however, that with respect to a proposal related to an Extraordinary Transaction, the ValueAct Group and the ValueAct Affiliates may vote their shares of Common Stock beneficially owned, directly or directly, in the discretion of the ValueAct Group or the ValueAct Affiliate, as applicable.

(c)                                  Nothing in this Section 2 shall limit any actions that may be taken by the ValueAct Designee acting solely as a director of the Company consistent with his fiduciary duties as a director of the Company (it being understood and agreed that the ValueAct Group and the ValueAct Affiliates shall not seek to do indirectly through the ValueAct Designee anything that would be prohibited if done by the ValueAct Group or the ValueAct Affiliates).

For purposes of this Agreement the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

3.                                      Representations of the Company. The Company represents and warrants as follows: (a) the Company has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby; and (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms.

4.                                      Representations of the ValueAct Group. The ValueAct Group, jointly and severally, represent and warrant as follows: (a) the ValueAct Group has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby; (b) this Agreement has been duly and validly authorized, executed and delivered by the ValueAct Group, constitutes a valid and binding obligation and agreement of the ValueAct Group and is enforceable against the ValueAct Group in accordance with its terms; (c) the ValueAct Group, together with the ValueAct Affiliates, beneficially owns, directly or indirectly, an aggregate of 31,303,362 shares of Common Stock and such shares of Common Stock constitute all of the Common

Stock beneficially owned by the ValueAct Group and the ValueAct Affiliates or in which the ValueAct Group or the ValueAct Affiliates have any interest or right to acquire, whether through derivative securities, voting agreements or otherwise; and (d) as of the date of this Agreement, the ValueAct Designee satisfies all of the Conditions and the obligations of the ValueAct Designee set forth in Section 1(d).

5.                                      Termination.

(a)                                 This Agreement is effective as of the date hereof and shall remain in full force and effect for the period (the “Covered Period”) commencing on the date hereof and ending on the date that is the earliest of: (i) the date that is 10 days following the date that the Company materially breaches its obligations under the first section of this Agreement, provided, that, such breach has not been cured prior to the expiration of such 10-day period; (ii) the date that is three months from the date the ValueAct Designee ceases to be a member of the Board and is not replaced; (iii) the date of the 2014 annual meeting; or (iv) if the Company does not include the ValueAct Designee in its slate of nominees for election as directors of the Company at the Company’s 2014 annual meeting of stockholders, the date the ValueAct Designee ceases to be a member of the Board.

(b)                                 The provisions of Section 1(d), Section 1(e), this Section 5, Section 7 through Section 16 (and, for the avoidance of doubt, the Confidentiality Agreement) shall survive the termination of this Agreement. No termination pursuant to Section 5(a) shall relieve any party hereto from liability for any breach of this Agreement prior to such termination.

6.                                      Public Announcement and SEC Filing.

(a)                                 The Company shall file promptly a Form 8-K reporting entry into this Agreement (the “Form 8-K”) and appending or incorporating by reference this Agreement as an exhibit thereto.

(b)                                 The ValueAct Group shall promptly, but in no case prior to the date of filing of the Form 8-K by the Company pursuant to Section 6(a) hereof, file an amendment to its Schedule 13D with respect to the Company filed with the SEC on December 27, 2011, as amended on April 12, 2012 (the “ValueAct Schedule 13D”), reporting the entry into this Agreement and amending applicable items to conform to its obligations hereunder.  None of the ValueAct Group, the ValueAct Affiliates or the ValueAct Designee shall (i) issue a press release in connection with this Agreement or the actions contemplated hereby or (ii) otherwise make any public statement, disclosure or announcement with respect to this Agreement or the actions contemplated hereby, other than as mutually agreed to by the Company and the ValueAct Group.

7.                                      Confidentiality Agreement. The Company hereby agrees that, notwithstanding any other provision of this Agreement to the contrary, the ValueAct Group may be provided confidential information in accordance with and subject to the terms of the Confidentiality Agreement in the form attached hereto as Exhibit A (the “Confidentiality Agreement”), after the Confidentiality Agreement has been mutually executed and delivered concurrently with this Agreement.

8.                                      Compensation.  The ValueAct Designee shall participate in all director compensation and benefit programs in which the Company’s other non-employee directors participate.  The Company acknowledges that pursuant to the ValueAct Group’s policies, cash, equity awards and other property received by the ValueAct Designee are held by such person for the benefit of certain members of the ValueAct Group.  The Company agrees that it will seek board or appropriate committee approval of all stock-based awards made to the ValueAct Designee so that the grant of such awards shall be exempt from Section 16(b) of the Exchange Act by virtue of Rule 16b-3 thereunder.  Without limiting the foregoing, the Company also acknowledges that as a result of the ValueAct Designee’s service on the Board, members of the ValueAct Group may be considered directors of the Company by deputization under applicable interpretations of Section 16 of the Exchange Act.  The Company agrees that it will seek board or appropriate committee approval for purposes of Rule 16b-3 for all transactions in classes of Company securities subject to Section 16 and involving the ValueAct Designee or any member of the ValueAct Group who may be considered a “director by deputization” or who may be deemed to have an indirect interest in the transaction in question.

9.                                      Miscellaneous. The parties agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that such damage would not be adequately compensable in monetary damages. Accordingly, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement, to enforce specifically the terms and provisions of this Agreement exclusively in the Court of Chancery or other federal or state courts of the State of Delaware and to require the resignation of the ValueAct Designee from the Board commencing on the date that is 10 days following the date that the ValueAct Designee and/or the ValueAct Group materially breaches its obligations under this Agreement, provided, that, such breach has not been cured prior to the expiration of such 10-day period, in addition to any other remedies at law or in equity, and each party agrees it will not take any action, directly or indirectly, in opposition to another party seeking relief. Each of the parties hereto agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief. Furthermore, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery or other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, and (d) each of the parties irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address set forth in Section 11 of this Agreement or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING WITHOUT LIMITATION VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

10.                               Expenses. All attorneys’ fees, costs and expenses incurred in connection with this Agreement and all matters related hereto will be paid by the party incurring such fees, costs or expenses.

11.                               Entire Agreement; Amendment. This Agreement and the Confidentiality Agreement contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. This Agreement may be amended only by an agreement in writing executed by the parties hereto, and no waiver of compliance with any provision or condition of this Agreement and no consent provided for in this Agreement shall be effective unless evidenced by a written instrument executed by the party against whom such waiver or consent is to be effective. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

12.                               Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, when delivered in person or sent by overnight courier, when actually received during normal business hours at the address specified in this subsection:

If to the Company:	Adobe Systems Incorporated
345 Park Avenue
San Jose, CA 95110
Attention: General Counsel

If to the ValueAct Group:	ValueAct Capital Management, L.P.
435 Pacific Avenue, 4th Floor
San Francisco, CA 94133
Attention: General Counsel

13.                               Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

14.                               Counterparts. This Agreement may be executed in two or more counterparts either manually or by electronic or digital signature (including by facsimile or electronic mail transmission), each of which shall be deemed to be an original and all of which together shall constitute a single binding agreement on the parties, notwithstanding that not all parties are signatories to the same counterpart.

15.                               No Third Party Beneficiaries; Assignment. This Agreement is solely for the benefit of the parties hereto and is not binding upon or enforceable by any other persons. No party to this Agreement may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, and any assignment in contravention hereof shall be null and void. Nothing in this Agreement, whether express or implied, is intended to or shall confer any rights, benefits or remedies under or by reason of this Agreement on any persons other than the parties hereto, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party.

16.                               Interpretation and Construction. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” and “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “will” shall be construed to have the same meaning as the word “shall.” The words “dates hereof” will refer to the date of this Agreement. The word “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument, law, rule or statute defined or referred to herein means, unless otherwise indicated, such agreement, instrument, law, rule or statute as from time to time amended, modified or supplemented. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this NOMINATION AND STANDSTILL AGREEMENT or caused the same to be executed by its duly authorized representative as of the date first above written.

Adobe Systems Incorporated

By:	/s/ Michael Dillon
Name:	Michael Dillon
Title:	Senior Vice President, General Counsel and Corporate Secretary

IN WITNESS WHEREOF, each of the parties hereto has executed this NOMINATION AND STANDSTILL AGREEMENT or caused the same to be executed by its duly authorized representative as of the date first above written.

VA Partners I, LLC

By:	/s/ George F. Hamel, Jr.
Name:	George F. Hamel, Jr.
Title:	Chief Operating Officer

ValueAct Capital Master Fund, L.P.

By:	/s/ George F. Hamel, Jr.
Name:	George F. Hamel, Jr.
Title:	Chief Operating Officer

ValueAct Capital Management, L.P.

By:	/s/ George F. Hamel, Jr.
Name:	George F. Hamel, Jr.
Title:	Chief Operating Officer

ValueAct Capital Management, LLC

By:	/s/ George F. Hamel, Jr.
Name:	George F. Hamel, Jr.
Title:	Chief Operating Officer

ValueAct Holdings, L.P.

By:	/s/ George F. Hamel, Jr.
Name:	George F. Hamel, Jr.
Title:	Chief Operating Officer

ValueAct Holdings GP, LLC

By:	/s/ George F. Hamel, Jr.
Name:	George F. Hamel, Jr.
Title:	Chief Operating Officer

/s/ Kelly J. Barlow
Kelly J. Barlow

Schedule A

Members of ValueAct Group

VA Partners I, LLC

ValueAct Capital Master Fund, L.P.

ValueAct Capital Management, L.P.

ValueAct Capital Management, LLC

ValueAct Holdings, L.P.

ValueAct Holdings GP, LLC

Kelly J. Barlow

Exhibit A

Confidentiality Agreement